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                                                                    Exhibit 23.3


                                  [LETTERHEAD]
                          [JINGTIAN & GONGCHENG LOGO]





                              JINGTIAN & GONGCHENG
                                ATTORNEYS AT LAW

  Suite 1503, Union Plaza, No.20, Chaoyangmenwai Street, Beijing, 100020, China
                   Tel: (8610)-65882200  Fax: (8610)-65883200
                       E-mail address: hjlaw@jingtian.com
                                       ------------------

                                     Consent



We consent to the inclusion in the Registration Statement on Form SB-2 which is being filed by Acto Digital Video U.S.A. Inc. under the Securities Act, as amended, of our opinion as of December_, 2002 with respect to the issuance of shares by such issuer. We also consent to the reference to our firm in the Registration Statement under the caption "Experts."


                         JINGTIAN  &  GONGCHENG



                         /s/Chao  Yu
                         -----------

                         Chao  Yu,  Partner



Beijing,  Peoples  Republic  of  China

December  5,  2002



196523

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